UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2014

FLORIDA GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

(812) 945-7211

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2014, the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) entered an order (the “Sale Order”) approving an Asset Purchase Agreement (the “Purchase Agreement”) by and among Florida Gaming Corporation (the “Company”) and its wholly-owned subsidiary, Florida Gaming Centers, Inc. (“Centers,” and collectively with the Company, the “Debtors”) with Fronton Holdings, LLC (“Fronton”), pursuant to which Fronton agreed to acquire substantially all of Centers’ assets for a cash purchase price of $140,000,000, the assumption of approximately $13.77 million in debt obligations owed by Centers to Miami-Dade County, Florida, and the assumption of approximately $2.1 million in Centers’ accounts payable. Fronton is an affiliate of ABC Funding, LLC (“ABC”), the administrative agent under a Credit Agreement dated April 25, 2011, by and among ABC, Centers, the Company, and the Lenders who are party thereto (the “Credit Agreement”).

As previously disclosed, on March 26, 2014, the Debtors conducted an auction (the “Auction”) under the provisions of Chapter 11 (“Chapter 11”) of Title 11 of the United States Bankruptcy Code (“Bankruptcy Code”) to determine the highest and best bid for substantially all of Centers’ assets. Fronton’s bid was determined to be the highest and best bid at the Auction. The second highest and best bid at the Auction was that of GLP Capital, L.P., a Florida limited partnership, and MGA Florida Holding, LLC, a Florida limited liability company (collectively, “GLP/MGA”).

The Company and Centers expect the Bankruptcy Court to enter an additional order approving GLP/MGA as the alternate bidder.

The Purchase Agreement is subject to customary regulatory approvals, including Fronton’s receipt of a Florida gaming license, and other customary regulatory and closing conditions.

Either party may terminate the Purchase Agreement if all closing conditions have not been fulfilled by 11:59 P.M., E.T. on April 30, 2014 (or such later date as the parties may agree upon in writing).

The Company expects to consummate the transactions contemplated by the Purchase Agreement during the second quarter of 2014.

The foregoing descriptions of the Purchase Agreement and the Sale Order do not purport to be complete and are qualified in their entirety by reference to the Debtors’ filings with the Bankruptcy Court and to the full text of the Purchase Agreement and the Sale Order, copies of which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated herein.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth at Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.02.

As previously reported, on December 30, 2013, the Debtors entered into an asset purchase agreement (the “Stalking Horse Agreement”) with Silvermark, LLC (“Silvermark”), pursuant to which Silvermark agreed to acquire substantially all of Centers’ assets. The Stalking Horse Agreement was terminated as a result of the Auction and the entry of the Sale Order.

As previously disclosed, before the filing of the Chapter 11 cases, the Debtors and Silvermark previously entered into a Stock Purchase Agreement (the “SPA”), dated as of November 25, 2012 and amended from time to time, pursuant to which Silvermark would have purchased all of Centers’ equity from the Company. Pursuant to the Stalking Horse Agreement, upon the payment of a $4,000,000 break-up fee, the Company and Centers would be released by Silvermark from any obligations or liabilities relating to the SPA.

Item 1.03 Bankruptcy or Receivership.

The information set forth at Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth at Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03.

Under the Stalking Horse Agreement, upon the consummation of the transactions contemplated by the Purchase Agreement, the Debtors will be obligated to pay $4,000,000 to Silvermark as a break-up fee.

Item 8.01 Other Events.

As previously reported, on March 20, 2014, the Bankruptcy Court entered an order approving a Settlement Agreement (the “Settlement Agreement”) by and among (i) the Company, Centers, Tara Club Estates, Inc., and Freedom Holding, Inc.; (ii) the Committee of Unsecured Creditors of the Company and Centers in their respective bankruptcy cases, case no. 13-29598 for the Company and case no. 13-29597 for Centers (collectively, the “Bankruptcy Cases”); (iii) ABC, as administrative agent; and (iv) William B. Collett and William B. Collett, Jr.

Based on the priority of the payments set forth in the Settlement Agreement, after payment of administrative costs, fees and expenses arising as a result of the Bankruptcy Cases and the Auction, the Company expects the proceeds from the Auction to completely satisfy all of the Company’s and Centers’ obligations under the Credit Agreement (and related agreements), to repay in full all of Centers’ general unsecured creditors, and to provide for a partial payment to the Company’s non-insider and unsubordinated creditors. The Company does not expect that insider or subordinated creditors of the Company will receive any payment as a result of the transactions contemplated by the Purchase Agreement. Further, the Company does not expect that its preferred or common stockholders will receive any distribution as a result of the transactions contemplated by the Purchase Agreement.

The foregoing descriptions of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Debtors’ filings with the Bankruptcy Court and to the full text of the Settlement Agreement, a copy of which was attached as an exhibit to the Company’s Current Report on Form 8-K dated March 20, 2014.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto (collectively, this “Current Report”) may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that are not statements of historical fact, including statements regarding the satisfaction of conditions to the closing of the proposed asset sale, the potential outcomes of the proposed asset sale and the expectation that the Chapter 11 filings will enable the Debtors to sell their assets in an orderly manner and other statements regarding the Company’s strategy, future operations, future financial positions, future performance, prospects and plans and objectives of management, should be considered forward-looking statements. The Company often uses words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions to identify forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties, including, among others, the potential adverse impact of the Chapter 11 cases on our liquidity or results of operations, changes in our ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to our operations, the outcome or timing of the Chapter 11 process and the proposed asset sale, the effect of the Chapter 11 cases or proposed asset sale on our relationships with third parties, regulatory authorities and employees, proceedings that may be brought by third parties in connection with the Chapter 11 process or the proposed asset sale or conditions to the proposed asset sale, and the timing or amount of any distributions to our stakeholders. Additionally, new risks and uncertainties emerge from time to time, and it is not possible for us to predict or assess the impact of every factor that may cause our actual results or events to differ from those contained in any forward-looking statements. Accordingly, investors should not place undue reliance on any forward-looking statements contained in this Current Report. Any forward-looking statements speak only as of the date of this Current Report. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Statement Regarding Bankruptcy Proceedings

The Company’s securityholders and potential investors are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 cases will be highly speculative and will pose substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

As a result of the Chapter 11 cases, the Debtors are periodically required to file various documents with, and provide certain information to, the Bankruptcy Court, including statements of financial affairs, schedules of assets and liabilities, monthly operating reports and other financial information. Such materials have been and will be prepared according to requirements of federal bankruptcy law. While they would accurately provide then-current information required under federal bankruptcy law, such materials will contain information that may be unconsolidated and will generally be unaudited and prepared in a format different from that used in the Company’s consolidated financial statements filed under the federal securities laws. Accordingly, the Company believes that the substance and format of such materials do not allow meaningful comparison with its publicly-disclosed consolidated financial statements. Moreover, the materials filed with the Bankruptcy Court are not prepared for the purpose of providing for comparison with other financial information filed with the Securities and Exchange Commission.

Most of the Debtors’ filings with the Bankruptcy Court are available to the public at the offices of the Clerk of the Bankruptcy Court or may be obtained through private document retrieval services. The Company undertakes no obligation to make any further public announcement or issue any update with respect to the documents filed with the Bankruptcy Court or any matters referred to therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

2.1	Asset Purchase Agreement, dated as of March 28, 2014, by and among Florida Gaming Corporation, Florida Gaming Centers, Inc. and Fronton Holdings, LLC (Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request. The schedules and exhibits have been filed with the Bankruptcy Court.)

99.1	Sale Order dated April 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: April 10, 2014	By	/s/ W. Bennett Collett, Jr.
W. Bennett Collett, Jr.
Chief Executive Officer